Exhibit 12(b)

We, Amy L. Thornton, President, and Carole M. Laible, Treasurer, of Domini Social Investment Trust, certify that:

1.	This report on Form N-CSR fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2.	The information contained in this report on Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of Domini Social Investment Trust.

Date: October 5, 2007

/s/ Amy L. Thornton
President (Chief Executive Officer) Domini Social Investment Trust

Date: October 5, 2007

/s/ Carole M. Laible
Treasurer (Chief Financial Officer) Domini Social Investment Trust